UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02:

On March 25, 2025, Worthington Enterprises, Inc. (the “Registrant”) issued a news release (the “Financial News Release”) reporting results for the three-month period ended February 28, 2025 (the fiscal 2025 third quarter). A copy of the Financial News Release is furnished herewith as Exhibit 99.1 and is incorporated herein by this reference.

The Registrant has included both financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and non-GAAP financial measures in the Financial News Release to provide investors with additional information that the Registrant believes allows for increased comparability of the performance of the Registrant’s ongoing operations from period to period. Please see the Financial News Release for further explanations of why the Registrant uses the non-GAAP financial measures and the reconciliations to the most comparable GAAP financial measures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On March 25, 2025, the Board of Directors of the Registrant (the “Board”), in accordance with the Registrant’s Code of Regulations and upon the recommendation of its Nominating and Governance Committee, increased the number of authorized directors from 11 to 12, and appointed Brantley J. Standridge as a director of the Registrant to serve as a member of the class of directors whose terms expire at the Registrant’s 2026 annual meeting of shareholders, filling the vacancy created by the increase in the number of authorized directors. Mr. Standridge’s appointment was immediately effective. Mr. Standridge, 49, is Senior Executive Vice President and President of Consumer and Regional Banking at Huntington Bancshares Incorporated (“Huntington”) in Columbus, Ohio, a position he has held since April 2023. He previously served as Senior Executive Vice President of Consumer and Business Banking of Huntington from April 2022 through March 2023. Prior to joining Huntington, Mr. Standridge served as Chief Retail Community Banking Officer for Truist Financial Corporation beginning in December 2019 after the closing of the merger between BB&T Corporation and SunTrust Banks, Inc. Mr. Standridge served as President of Community Bank Retail and Consumer Finance Businesses at BB&T Corporation beginning in October 2018. Mr. Standridge has not been appointed to any committee of the Board.

Mr. Standridge will participate, on a pro-rated basis, in the Registrant’s director compensation package for non-employee directors described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2024. Mr. Standridge will also enter into an indemnification agreement with the Registrant, the form of which is disclosed as Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on July 30, 2024. There are no arrangements or understandings between Mr. Standridge and any person pursuant to which Mr. Standridge was selected as a director, and no family relationships exist between Mr. Standridge and any director or executive officer of the Registrant. Mr. Standridge is not a party to any transaction to which the Registrant is or was a participant and in which Mr. Standridge has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On March 25, 2025, the Registrant issued a news release (the “Dividend Release”) reporting that the Board declared a quarterly cash dividend of $0.17 per share in respect of the Registrant’s common shares. The dividend was declared on March 25, 2025, and is payable on June 27, 2025 to shareholders of record at the close of business on June 13, 2025. A copy of the Dividend News Release is included with this Form 8‑K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are included with this Form 8‑K:

Exhibit No.	Description

99.1	News Release issued by Worthington Enterprises, Inc. on March 25, 2025 (Financial News Release)
99.2	News Release issued by Worthington Enterprises, Inc. on March 25, 2025 (Dividend Release)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	March 25, 2025	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary